270985.C1                                                                 Page 1
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                        FREEDOM GROUP OF TAX EXEMPT FUNDS
                               AMENDMENT NO. 4 TO
                          AMENDMENT AND RESTATEMENT OF
                       AGREEMENT AND DECLARATION OF TRUST

          AMENDMENT NO. 4 to the Amendment and  Restatement of the Agreement and
Declaration  of  Trust  dated  June  1,  1982,  as  amended,   made  at  Boston,
Massachusetts as of this 31st day of July, 1990.

                                   WITNESSETH

          WHEREAS, Section 8.3 of the Amendment and Restatement of Agreement and Declaration of Trust dated June 1, 1982, as amended (the "Agreement"), of Freedom Group of Tax Exempt Funds (the "Trust") provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder; and

          WHEREAS, the Trustees wish to correct the designation of an amendment to the Agreement dated May 22, 1989 which was incorrectly entitled "Amendment No. 1 to Amendment and Restatement of Agreement and Declaration of Trust;" such amendment should have been entitled "Amendment No. 2 to Amendment and Restatement of Agreement and Declaration of Trust."

          NOW, THEREFORE, the Trustees hereby state:

          That the amendment to the Agreement dated May 22, 1989 is designated and entitled "Amendment No. 2 to Amendment and Restatement of Agreement and Declaration of Trust."

          The undersigned, being a majority of the Trustees of the Trust, hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Amendment and Restatement of Agreement and Declaration of Trust.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of this 31st day of July, 1990.

/s/ Hugh A. Dunlap, Jr.                     /s/ William A. Barron, III
---------------------------------           ------------------------------------
Hugh A. Dunlap, Jr.                         William A. Barron, III

/s/ Patrick Grant                           /s/ Ralph Lowell, Jr.
---------------------------------           ------------------------------------
Patrick Grant                               Ralph Lowell, Jr.

/s/ Richard A. Farrell
---------------------------------
Richard A. Farrell

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COMMONWEALTH OF MASSACHUSETTS )
                              ) SS.
COUNTY OF SUFFOLK             )

          Then personally appeared each of the above-named Hugh A. Dunlap, Jr., Patrick Grant, Richard A. Farrell, William A. Barron, III, and Ralph Lowell, Jr. and acknowledged this instrument to be his free act and deed, before me, this 31st day of July, 1990.

                                            /s/ Regina M. Pisa
                                            ------------------------------------
                                            Notary Public

                                            My Commission Expires:  1/24/99
                                                                  --------------

DP-0377/T